EXHIBIT 10.2

SECURED PROMISSORY NOTE

$2,800,000	May 8, 2019
Las Vegas, Nevada

FOR VALUE RECEIVED, the undersigned, Picksy, LLC, a Nevada limited liability company (the “Borrower”), with a mailing address of 1901 Camino Carlos Rey, North Las Vegas, NV 89031, hereby promises to pay to the order of MEDIFARM LLC, an Nevada limited liability company (the “Lender”), with a mailing address of 2040 Main Street, Suite 225, Irvine, CA 92614, the maximum principal amount of Two Million Eight Hundred Thousand Dollars ($2,800,000), together with interest on the unpaid Principal Amount (as defined below) outstanding from time to time at the rate or rates hereafter specified and any and all other sums which may be owing to the Lender by the Borrower hereunder.

The following terms shall apply to this Note:

1. Security and Priority. As security for payment of the Obligations (as defined below) under this Note, the Borrower and the Lender have entered into that certain Security Agreement of even date herewith (the “Security Agreement”). The Security Agreement and the Note are sometimes hereinafter referred to as the “Loan Documents.” The Borrower and the Lender have agreed that all Obligations under this Note will be secured by all of the Collateral (as that term is defined in the Security Agreement) of the Borrower.

2. Interest Rate. Interest shall accrue and be payable on the outstanding Principal Amount at a fixed rate of interest equal to five percent (5.0%) per annum. Interest shall be calculated on the basis of a year of 360 days applied to the actual days on which there exists an unpaid balance under this Note. Interest shall be paid by the Borrower as follows: All interest shall be accrued and be paid at maturity of this Note

3. Term; Maturity Date. For purposes of this Note and the Security Agreement, the “Maturity Date” shall be the date that is one (1) year after the date of this Note. For the avoidance of doubt, this Note is a balloon promissory note that requires that all indebtedness, principal and interest, be paid in full on the Maturity Date.

4. Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Nevada are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Note.

5. Manner and Application of Payments. All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless the amount due is actually received by the Lender. Each payment shall be applied first, to the payment of any and all costs, fees and expenses incurred by or payable to the Lender in connection with the collection or enforcement of this Note; second, to the payment of all accrued and unpaid interest hereunder; and third, to the payment of the unpaid Principal Amount, or in any other manner which the Lender may, in its sole discretion, elect from time to time.

6. Prepayment. Advances under this Note may be prepaid at any time without penalty.

7. Obligations. The term “Obligations” shall mean the full and punctual observance and performance of all present and future duties, covenants and responsibilities due to the Lender by the Borrower of any nature whatsoever under this Note, including all present and future indebtedness and liabilities of the Borrower to the Lender for the payment of money extending to the Principal Amount and all interest, fees, late charges, expense payments, liquidation costs, and expenses provided in this Note, whether similar or dissimilar, related or unrelated, matured or unmatured, direct or indirect, contingent or noncontingent, primary or secondary, alone or jointly with others, now due or to become due, now existing or hereafter created, and whether or not now contemplated. If more than one Obligation is outstanding, each payment may be applied to such of the Obligations as the Lender shall determine in its sole discretion.

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8. Events of Default. Failure to pay the principal and interest on the indebtedness when due and to then cure such failure after 10 days written notice thereof by Lender to Borrower shall constitute an “Event of Default.”

9. Rights and Remedies Upon Default. Upon the occurrence of an Event of Default hereunder, the Lender, in the Lender’s sole discretion and with prior written notice to the Borrower, may: (a) declare the entire outstanding Principal Amount, together with all accrued interest and all other sums due under this Note, to be immediately due and payable, and the same shall thereupon become immediately due and payable without protest, presentment, demand or notice, which are hereby expressly waived; (b) exercise its right of setoff against any money, funds, or credits of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with, the Lender or any affiliate of the Lender in any capacity whatsoever; and (c) exercise any or all rights, powers and remedies provided for in the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise.

10. Remedies Cumulative. Each right, power and remedy of the Lender hereunder, under the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. No failure or delay by the Lender to insist upon the strict performance of any one or more provisions of this Note or of the Loan Documents or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver thereof or preclude the Lender from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, or other amounts payable on demand, the Lender shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

11. Collection Expenses. The Borrower shall pay any and all issue taxes, documentary stamp taxes, and other taxes that may be payable in respect of the issuance or delivery of this Note. If this Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder, the Borrower agrees to pay to the Lender upon demand all costs and expenses, including, without limitation, all attorneys’ fees and court costs incurred by the Lender in connection with the enforcement or collection of this Note (whether or not any action has been commenced by the Lender to enforce or collect this Note). The obligation of the Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against the Borrower. All of such costs and expenses shall bear interest at the rate of interest provided herein, from the date of payment by the Lender until repaid in full.

12. Maximum Rate of Interest. Notwithstanding any provision of this Note or the Loan Documents to the contrary, the Borrower shall not be obligated to pay interest pursuant to this Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Note or the laws of the United States applicable to loans in such state. If any provisions of this Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Note shall be held subject to reduction to the amount allowed under applicable law and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the principal balance outstanding pursuant to this Note. The Borrower acknowledges that it has been contemplated at all times by the Borrower that the laws of the State of Nevada will govern the maximum rate of interest that it is permissible for the Lender to charge the Borrower pursuant to this Note.

13. Choice of Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to principles of choice or conflict of law thereunder. Whenever possible, each provision of this Note shall be interpreted to be effective and valid under applicable law. If any provision of this Note is prohibited by or invalid under applicable law, the provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or the other remaining provisions of this Note.

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14. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the addresses set forth in the first paragraph of this Note. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

15. Jurisdiction. THE BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE STATE OF NEVADA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER, ON THE ONE HAND, AND THE LENDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE; PROVIDED, THAT THE BORROWER ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE STATE OF NEVADA.. This jurisdictional consent by Borrower is coextensive with or to the mutual jurisdictional consent of Borrower and Secured Party set forth in the Security Agreement applicable to this Note.

16. Miscellaneous. The section headings of this Note are for convenience only, and shall not limit or otherwise affect any of the terms hereof. Save and except for the Security Agreement entered into between Borrower and Lender contemporaneously with this Note and the Asset Purchase Agreement as defined in the Security Agreement, this Note constitutes the entire agreement between the parties with respect to their subject matter and supersede all prior letters, representations or agreements, oral or written, with respect thereto. No modification, release or waiver of this Note shall be deemed to be made by the Lender unless in writing signed by the Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved. This Note shall inure to the benefit of and be enforceable by the Lender and shall be binding upon and enforceable against the Borrower and the Borrower’s personal representatives, successors, heirs and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first hereinabove set forth.

Picksy, LLC
a Nevada limited liability company

By:	/s/ Stacie Jackson
Name:	Stacie Jackson
Title:	Manager

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